UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 2, 2015

THE MEDICINES COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On July 2, 2015, The Medicines Company (the “Company”) entered into a Supply and Distribution Agreement (the "Agreement") with Sandoz Inc. (“Sandoz”). Under the Agreement, the Company has granted Sandoz the exclusive right to sell in the United States bivalirudin (250 mg/vial) under the Company’s approved New Drug Application for Angiomax but labeled and sold under the Sandoz name (the “Product”).
Under the Agreement, the Company has agreed to supply Sandoz with Product, and Sandoz has agreed to purchase Product exclusively from the Company. Sandoz has agreed to pay the Company a price per vial equal to the Company’s cost of goods.
Sandoz has agreed to use commercially reasonable efforts to market, distribute and sell the Product in the United States during the term of the Agreement. Sandoz will pay the Company on a quarterly basis a high double digit percentage of its net profits (net sales less the Company’s cost of goods and certain agreed expenses of Sandoz) on sales of the Product.
The term of the Agreement will continue until July 2, 2020 and will automatically renew for successive one-year periods thereafter unless either party provides notice of non-renewal at least six months prior to the end of the applicable term. Either party may terminate the Agreement at any time if the other party is in material breach of the Agreement and does not cure such breach within 60 days, the other party undergoes bankruptcy events, the other party is unable to perform its obligations under the Agreement for more than 120 consecutive days due to a force majeure event, compliance with the Agreement would violate law or net profits related to sales of the Product in any month fall below a low double digit percentage of net sales of the Product in such month. The Company may also terminate the Agreement at any time that no other pharmaceutical product containing bivalirudin in a lyophilized form as its sole active ingredient is being sold in the United States.

Item 8.01 Other Events.
On July 9, 2015, the Company issued a press release announcing the execution of the Agreement with Sandoz. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press release issued by the Company on July 9, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: July 9, 2015	By:	/s/ Stephen M. Rodin
Stephen M. Rodin
Senior Vice President and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Press release issued by the Company on July 9, 2015

3